                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 5, 1998


                           UNIFAB International, Inc.
             (Exact name of registrant as specified in its charter)


Louisiana                                           0-29416                           72-1382998
---------                                           -------                           ----------
(State or other jurisdiction                Commission file number                 (I.R.S. Employer
      of incorporation)                                                           Identification No.)



             5007 Port Road
             New Iberia, LA                                  70562
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


                                 (318) 367-8291
              (Registrant's telephone number, including area code)

                                 Not applicable
  (Former name, former address and former fiscal year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On February 5, 1998, UNIFAB International, Inc., the Registrant ("UNIFAB") completed its acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM"). The purchase price was $6.0 million ($4.8 million in cash and $500,000 in shares of UNIFAB common stock at closing and $337,000 per year for two years payable in shares of UNIFAB common stock) plus $1.0 million payment contingent upon UNIFAB obtaining $12.0 million backlog for the acquired fabrication facility before May 8, 1998. This contingent amount is payable in three equal annual payments of $222,000 cash and $111,000 shares of UNIFAB common stock. The terms of the acquisition were determined by arm's length negotiation between UNIFAB and PIM. Cash at closing was paid from available funds. Contingent payments, if they become due, are expected to be paid from working capital or additional borrowings. The acquisition was effective as of January 1, 1998, and the operating results of the acquired assets and business from that date will be consolidated with the operating results of UNIFAB.

         PIM provides industrial plant maintenance services and, at its fabrication facility located twelve miles south of Lake Charles, Louisiana, with 40-foot water depth to the Gulf of Mexico, PIM provides repair, refurbishment and conversion services for oil and gas drilling rigs. UNIFAB intends to continue PIM's existing maintenance service business and to expand the existing repair, refurbishment and conversion services for deep water drilling rigs and jack ups. UNIFAB also intends to further develop the deep water fabrication facility to support the drilling industry's needs in both refurbishment upgrades of jack up and semi-submersible drilling rigs for deep water use, as well as new construction of deep water drilling rigs, platforms, and platform components. UNIFAB intends to operate these businesses through a new wholly-owned subsidiary.

         The acquisition was announced in the press release, dated February 5, 1998, which is being filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  All financial statements required to be filed in connection with this acquisition will be filed by amendment to this report as soon as available, but in any event within 60 days of the date hereof.

         (b)      Pro forma Financial Information

                  All pro forma financial statements required to be filed in connection with this acquisition will be filed by amendment to this report as soon as available, but in any event within 60 days of the date hereof.

         (c)      Exhibits

         Exhibit
         Number                   Description

         99.1 Press release issued by the Company on February 5, 1998 it had completed the acquisition of the assets and business of Professional Industrial Maintenance, LLC.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNIFAB International, Inc.



Date     February 20, 1997              /s/        Peter J. Roman
                                        ----------------------------------------
                                                  Peter J. Roman
                                        Vice President and Chief Financial
                                        Officer (Principal Financial
                                        and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit
Number                    Description
------                    -----------
99.1                      Press release issued by the Company on February 5, 1998 it had completed the acquisition of the assets and business of Professional Industrial Maintenance, LLC.